UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2011

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 13, 2011, Stephen D. Fenstermacher resigned as Co-Chief Executive Officer and Chief Financial Officer of Mannatech, Incorporated (the “Company”) to pursue other opportunities.

On December 14, 2011, the Company appointed S. Mark Nicholls, age 45, to be its Chief Financial Officer.  Mr Nicholls joined the Company in December 2007 to serve as Senior Tax Manager.  From November 2009 to April 2011, Mr. Nicholls served as Director of Tax and from April 2011 until his appointment as Chief Financial Officer he served as Vice President, Treasury & Tax.  From July 2007 to November 2007, Mr. Nicholls was the Tax Director for Carter & Burgess, Inc. and from March 2007 through July 2007, Mr. Nicholls provided tax consulting services to Carter & Burgess, Inc. through Robert Half Management Resources.  Mr. Nicholls has also served as Chief Financial Officer for The Cirrus Group and Upstream Partners and as Senior Manager for both BDO Seidman, LLP and PricewaterhouseCoopers, LLP. Mr. Nicholls has an M.S. Taxation and B.B.A. in finance from the University of Texas at Arlington and is a Certified Public Accountant licensed in the State of Texas.

The Company’s Board of Directors is currently evaluating the vacancy in the Senior Executive Office resulting from Mr. Fenstermacher’s resignation.

A copy of the Company’s press release announcing the resignation and appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
99.1*	Press Release dated December 16, 2011 entitled “Mannatech Announces Executive Change”

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: December 16, 2011	By:	/s/ Robert A. Sinnott
Robert A. Sinnott, co-CEO and Chief Science Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release dated December 16, 2011 entitled “Mannatech Announces Executive Change”

* Filed herewith.